Exhibit 10.1

$1,070,639.20

February 7, 2014

Lake Mary, Seminole County, Florida

MODIFIED PROMISSORY NOTE
(SECURED)

For value received, the undersigned FOCUS FRANCHISING COMPANY, LLC, a Delaware limited liability company, whose address is 1116 Arsenal Street, Suite 100, Watertown, NY (herein "Maker"), hereby promises to pay to the order of ORIENTA INVESTORS, LLC, a Florida limited liability company (herein, along with each subsequent holder or holders of this Promissory Note, referred to as "Holder"), the principal sum of ONE MILLION SEVENTY THOUSAND SIX HUNDRED THIRTY NINE AND 20 /100 --- ($1,070,639.20) --- DOLLARS, with interest thereon from the date above, at the rate of ten percent (10.00%) per annum, compounded monthly. Interest on the outstanding principal balance will be calculated at the above rate on the basis of a 365-day year and the actual number of days elapsed. Maker shall be required to make monthly payments of interest on or before the last day of each month beginning February 28, 2014 and continuing each month thereafter until the Maturity Date.

Payment of principal, interest and any other sum due hereunder shall be paid in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Maker may prepay this Note at any time without penalty.

This Note shall mature and the aforesaid principal sum together with all accrued and unpaid interest thereon, shall become due and payable in full on January 31, 2015, (the "Maturity Date"). Payments received under this Note shall be applied first to late charges, then to accrued and unpaid interest, and the balance, if any, to principal.

This Note is executed by Maker in favor of Holder pursuant to that certain Loan Modification Agreement executed the same day as this Note, the terms of which are hereby incorporated by reference. This Note constitutes a modification and consolidations of prior debts due from Maker to Holder, pursuant to the HCG Notes, as said term is defined in the Loan Modification Agreement, and does not constitute an extension of new credit or advances to Maker.

The payment of this Note is secured, inter alia by those certain Replacement Security Agreements (as defined in the Loan Modification Agreement) executed by Maker in favor of Holder (the "Security Agreements"), the terms of which are hereby incorporated by reference, together with such other instruments now or hereafter executed by Maker in favor of Holder or

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contemplated to be executed by Maker in favor of Holder in connection with the loan evidenced by this Note. Any default by Maker under the terms and conditions of this Note, the Security Agreements, the Guaranties, and/or the Loan Modification Agreement (collectively sometimes referred to as the "Loan Documents") shall constitute a default hereunder.

All payments due under this Note shall be payable at the office of Holder at 1485 International Parkway, Suite 1071, Lake Mary, Florida 32746, or at such other place as Holder hereof may designate in writing. Payments of principal and interest shall not be characterized as received by Holder until the payment has been deposited for collection and the payment itself has been credited to Holder or Holder's account into which said payment has been deposited.

Time is of the essence. If default is made in the payment of any installment under this Note or if Maker violates any of the terms or breaches any of the conditions of the Loan Documents, the entire principal sum outstanding and all accrued interest shall at once become due and payable, without notice, at the option of the Holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The principal of this Note, and any part thereof, and all accrued interest, if any, shall bear interest at the maximum legal rate of interest chargeable under applicable law after maturity or default until paid. In the event there is no maximum rate applicable or in the event such maximum rate is otherwise indeterminable, it is agreed that such rate shall be twenty-four percent (24.00%) per annum. All parties liable for the payment of this Note agree to pay Holder hereof reasonable attorneys' fees for the services of counsel employed after maturity or default to collect this Note, or to protect or enforce the security hereto, whether or not suit is brought.

The Holder of this Note may collect a late charge equal to five percent (5%) of any required installment due under this Note of either principal or interest made more than ten (10) days after the due date thereof; provided, however, such late charge shall be waived by the Holder hereof to the extent the collection of such late charge would result in Maker paying interest in excess of the maximum rate of interest which is legally permitted under the laws of the State of Florida. The ten (10) day grace period provided for above shall not apply to the final payment due at the Maturity Date, and any amount due at the maturity of this Note which shall not be timely paid shall be subject to the five percent (5.00%) late charge; provided, however, such late charge shall be waived by the Holder hereof to the extent the collection of such late charge would result in Maker paying interest in excess of the maximum rate of interest which is legally permitted under the laws of the State of Florida

Nothing herein contained, nor any transaction related hereto, shall be construed or so operate to require Maker or any other person liable for repayment of same, to pay interest at a greater rate than is lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid in connection with the loan evidenced by this Note by Maker or any parties liable for the payment of this Note result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under

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the laws of the State of Florida, then any and all excess shall be and the same is hereby waived by Holder hereof, and any and all such excess paid shall be automatically credited first against and in reduction of the principal balance due under this Note or, at the option of Maker, paid by Holder to the Maker or any parties liable for the payment of this Note. If any clause or provision herein contained shall be unenforceable under applicable law, in whole or in part, then such clause or provision or part thereof shall only be inoperative as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

The remedies of Holder as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively, or together at the sole discretion of Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

Maker and all sureties, endorsers, and guarantors of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, and all other notice, filing of suit, and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any of the collateral covered by the Security Agreements, (b) agree to any substitution, exchange, addition, or release of any such collateral or the addition or release of any party or person primarily or secondarily liable thereon or hereunder, (c) agree that Holder shall not be required first to institute any suit or to exhaust his, their or its remedies against Maker or any other person or party to become liable hereunder or against the collateral in order to enforce payment of this Note, (d) consent to any extension, rearrangement, renewal,  or postponement of time of payment of this Note and to any other indulgence with respect thereto without notice, consent or consideration to any of them , and (e) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Holder of any such person), they shall be and remain jointly and severally, directly, and primarily liable for all sums due under the Loan Documents.

In the event of any sale, transfer, conveyance or encumbrance of the collateral encumbered by the Security Agreements securing this Note or any interest therein, or the sale, conveyance or pledge of any interest of Maker to any other entity, individual, firm , partnership or corporation, without Holder's prior written consent, which consent may be withheld at the holder's sole and absolute discretion, the entire principal indebtedness hereunder, together with any and all interest accrued thereon, shall become due and payable immediately.

Whenever used in this Note, the singular number shall include the plural, the plural, the singular, and the masculine shall include the feminine and the neuter, and the words "Maker", "Co-Maker" and "Holder" shall be deemed to include Maker, Co-Maker and Holder named in the

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opening paragraph of this Note and their respective successors and assigns, if any. It is expressly understood and agreed that Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of Maker, Co-Maker or of any person or party claiming by, through, or under Maker or Co-Maker in the conduct of the irrespective businesses.

This Note is executed and delivered in the State of Florida and shall be construed by and enforced in accordance with the laws of the State of Florida.

MAKER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENT S OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER EXTENDING CREDIT TO MAKER.

Dated and executed as of this           day of February, 2014.

“MAKER”

FOCUS FRANCHISING COMPANY, LLC
a Delaware limited liability company

By:  FOCUS FRANCHISING GROUP, LLC, a
Delaware limited liability company, as its sole member and manager,

By:  /s/Christopher M. Swartz
CHRISTOPHER  M. SWARTZ, as its Manager

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